EXHIBIT 10.5













                                 NORTH PENN BANK
                          EMPLOYEE STOCK OWNERSHIP PLAN

                            (Effective June 1, 2005)














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                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----
SECTION 1        BACKGROUND .................................................  1

SECTION 2        ESTABLISHMENT OF PLAN ......................................  1

SECTION 3        DEFINITIONS ................................................  2

SECTION 4        ELIGIBILITY FOR PARTICIPATION .............................. 12

SECTION 5        COMPANY CONTRIBUTIONS PURSUANT TO THIS PLAN ................ 13

SECTION 6        PARTICIPANT ACCOUNTS ....................................... 14

SECTION 7        VESTING .................................................... 19

SECTION 8        BENEFIT DISTRIBUTIONS TO PARTICIPANTS AND BENEFICIARIES .... 21

SECTION 9        TOP-HEAVY PROVISIONS ....................................... 26

SECTION 10       RULES GOVERNING BENEFIT CLAIMS AND REVIEW OF APPEALS ....... 29

SECTION 11       THE PLAN ADMINISTRATOR ..................................... 31

SECTION 12       THE TRUST FUND ............................................. 33

SECTION 13       ACQUISITION LOANS .......................................... 37

SECTION 14       NO ASSIGNMENT OF BENEFITS .................................. 38

SECTION 15       FIDUCIARY RESPONSIBILITY ................................... 39

SECTION 16       FUTURE OF THE PLAN ......................................... 40

SECTION 17       GENERAL PROVISIONS ......................................... 41

SECTION 18       EXECUTION .................................................. 42






                                       i

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                                NORTH PENN BANK
                          EMPLOYEE STOCK OWNERSHIP PLAN

                                    SECTION 1
                                    ---------

                                   BACKGROUND
                                   ----------

         The Board of Directors of North Penn Bancorp, Inc. (the "Company") adopted an employee stock ownership plan (the "Plan"), effective March 1, 2005, for eligible employees to provide a means for them to acquire an equity interest in the Company. The Board of Directors of the Company wishes to recognize the contribution made to the successful operation of the Company by its Employees, to encourage broader stock ownership in the Company by its Employees, and to share with Employees the benefits of continued growth in Company profitability. As the primary purpose of the Plan is to enable Participants to acquire a proprietary interest in the Company, contributions made to the Trust shall be primarily invested in stock of the Company.

         The Plan is a stock bonus plan under Section 401(a) of the Internal Revenue Code of 1986, as amended, (the "Code") and is intended to be an employee stock ownership plan under Section 4975(e)(7) of the Code and regulations thereunder. All assets acquired under the Plan as a result of contributions, income, and other additions to the Trust established pursuant to the accompanying Trust Agreement shall be administered, distributed, forfeited, and otherwise governed by the provisions of this Plan, which is administered for the exclusive benefit of Participants in the Plan and their Beneficiaries.

                                   SECTION 2
                                   ---------

                              ESTABLISHMENT OF PLAN
                              ---------------------
  2.1    PURPOSE

         The purpose of the Plan is to describe the terms and conditions under which contributions, made pursuant to the Plan and used primarily or exclusively to purchase stock of the Company, shall be allocated and paid to the Participants and their Beneficiaries. The Plan is for the exclusive benefit of Participants and Beneficiaries. The Plan is intended to be a stock bonus plan qualified under Section 401(a) of the Code and an employee stock ownership plan under Section 4975(e)(7) of the Code and regulations thereunder and Plan Assets shall be invested primarily in employer securities.

  2.2    PLAN YEAR

         For the purpose of keeping the Plan's books and records and distributing or filing any reports or returns required by law, the Plan shall be operated on the basis of a Plan Year.



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                                    SECTION 3
                                    ---------

                                   DEFINITIONS
                                   -----------

         In this Plan, whenever the context so indicates, the singular or plural number and the masculine, feminine, or neuter gender shall be deemed to include the other. The following capitalized words and phrases shall have the meanings specified when used in the Plan and the Trust Agreement, unless a different meaning is plainly required by the context.

  3.1    ACCOUNT

         "Account" shall mean the accounts maintained to record the interest of a Participant in the Trust Assets held pursuant to the Plan document and the Trust Agreement documents.

  3.2    ACQUISITION LOAN

         "Acquisition Loan" shall mean a loan (or other extension of credit) used by the Trustee to purchase Company Stock, which loan constitutes an Exempt Loan, as defined in Section 3.30.

  3.3    ACQUISITION LOAN COMPANY CONTRIBUTION

         "Acquisition Loan Company Contribution" shall mean the amounts contributed to the Plan pursuant to Section 5.1 to repay an Acquisition Loan.

  3.4    AFFILIATED COMPANY

         "Affiliated Company" shall mean:

         (a) any parent or subsidiary of the Company (or company under common control with the Company) that is a member of the same controlled group of corporations (within the meaning of Section 1563(a) of the Code and determined without regard to Sections 1563(a)(4) and 1563(e)(3)(C) of the Code) as the Company;

         (b) any member of an affiliated service group, as determined under
Section 414(m) of the Code, of which the Company is a member; and

         (c) any trade or business under common control with the company, as determined under Section 414(c) of the Code.

         "50 Percent Affiliated Company" shall mean an Affiliated Company, but with the phrase "more than 50 percent" substituted for the phrase "at least 80 percent" in Section 1563(a) of the Code.


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  3.5    ALTERNATE PAYEE

         "Alternate Payee" shall mean any spouse, former spouse, child, or other dependent of a Participant who is recognized by a Domestic Relations Order as having a right to receive all or a portion of a Participant's benefits under the Plan.

  3.6    ANNIVERSARY DATE

         "Anniversary Date" shall mean the last day of each Plan Year.

  3.7    AUTHORIZED LEAVE OF ABSENCE

         "Authorized Leave of Absence" shall mean an unpaid temporary cessation from active employment for the following purposes, provided that all Employees shall be treated alike in like circumstances:

         (a) Temporary leave, such as layoff, which does not exceed six months;

         (b) Absence for illness or disability, provided that such absence does not exceed one year;

         (c) Absence from work due to (i) the Employee's or the Employee's spouse's pregnancy, (ii) the birth of the Employee's child, (iii) the placement with, or adoption by, the Employee of a child, or (iv) child care for a period beginning immediately after such birth, placement, or adoption.

         (d) Absence due to a Military Absence required by law or under leave granted by the Employer, provided that the Employee returns within 90 days of his or her release from active duty or any longer period during which his or her right to reemployment is legally protected.

         For purposes of this Section, Hours of Service shall be credited for the Plan Year in which such absence begins, but only if credit therefore is necessary to prevent the Employee from incurring a Break in Service, or, in any other case, in the immediately succeeding Plan Year. The Hours of Service credited pursuant to this paragraph shall be those which would normally have been credited, but for such absence, or in any case in which the Committee is unable to determine such hours normally credited, eight (8) Hours of Service per day. The total Hours of Service required to be credited pursuant to this paragraph shall not exceed 501.

  3.8    BENEFICIARY

         "Beneficiary" shall mean the person or persons who are designated by a Participant or the Plan to receive benefits payable upon the Participant's death pursuant to Section 8.8.



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

  3.9    BREAK IN SERVICE

         "Break in Service" shall mean the failure of a Participant to complete at least 500 Hours of Service during a Plan Year (prorated for any short Plan
Year). For purposes of determining whether an Employee has incurred a Break in Service, Hours of Service shall be recognized for "Authorized Leaves of Absence" and "Maternity and Paternity Leaves of Absence."

  3.10   BOARD OF DIRECTORS

         "Board of Directors" shall mean the Board of Directors of the Company.

  3.11   CODE

         "Code" shall mean the Internal Revenue Code of 1986, as amended.

  3.12   COMPANY

         "Company" shall mean the employer, North Penn Bancorp, Inc., its predecessors, successors, and any Affiliated Companies.

  3.13   COMPANY CONTRIBUTION

         "Company Contribution" shall mean the total of the amounts contributed to the Trust by the Company allocated to the Company Contribution Account or the Company Stock Account.

  3.14   COMPANY CONTRIBUTION ACCOUNT

         "Company Contribution Account" shall mean the Account credited with (i) Company Contributions made in cash, (ii) forfeitures from the Company Contribution Accounts of other Participants, and (iii) any investment in a Participant's Account not credited to the Participant's Company Stock Account.

  3.15   COMPANY STOCK

         "Company Stock" shall mean shares of common stock issued by the Company, which shares constitute "qualifying employer securities" under Section 407(d)(5) of ERISA and under Sections 409(l) and 4975(e)(8) of the Code.

  3.16   COMPANY STOCK ACCOUNT

         "Company Stock Account" shall mean the Account credited with Company Stock (i) contributed in kind, purchased and paid for by the Trustee with Company Contributions, (ii) released from the Unallocated Stock Suspense Account for allocation to the Company Stock Account, or (iii) forfeitures from the Company Stock Account of other Participants.

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  3.17   COMPENSATION

         "Compensation" shall mean the following:

         (a) The wages as reported on Form W-2 for federal income tax purposes, paid to a Participant by the Company during such Plan Year, determined prior to reduction in compensation for amounts that are excluded from gross income under Sections 125, 132(f)(4), 402(e)(3), 402(h), and 403(b) of the Code. Compensation shall not include any severance pay a Participant receives under any severance program or policy sponsored by the Company or an Affiliated Company.

         (b) In addition to other applicable limitations set forth in the plan, and notwithstanding any other provision of the plan to the contrary, Compensation for any Participant taken into account under the Plan shall not exceed $210,000 (as adjusted for increases in the cost of living in accordance with Section 401(a)(17)(B) of the Code). The cost-of-living adjustment in effect for a calendar year shall be applied to any period not exceeding 12 months, over which compensation is determined (the determination period) beginning in such calendar year. If a determination period consists of fewer than 12 months, the annual compensation limit shall be multiplied by a fraction, the numerator of which is the number of months in the determination period, and the denominator of which is 12.

         (c) A Participant's Compensation shall include the Compensation that the Participant would have received during a period of Military Absence, (or if the amount of such Compensation is not reasonably certain, the Participant's average earnings from the Company or an Affiliated Company for the twelve-month period immediately preceding the Participant's period of Military Absence); provided, however, that the Participant returns to work within the period during which his or her rights to reemployment is protected by law.

  3.18   DIRECT ROLLOVER

         "Direct Rollover" shall mean a payment by the Plan to an Eligible Retirement Plan specified by the distributee and which is delivered to the Participant.

  3.19   DISABILITY

         "Disability" shall mean a disability that renders the Participant totally unable, as a result of a bodily or mental disease or injury, to perform any duties for the Company for which the Participant is reasonably fitted, which disability is expected to be of permanent or long and indefinite duration. This term shall not include any disability directly or indirectly resulting from or related to a criminal act or attempt, any injury or disease occurring while compensation to the participant was suspended, or any injury that was intentionally self-inflicted. Further, this term shall apply only if the Participant is sufficiently disabled to qualify for the payment of disability benefits under the federal Social Security Act.

  3.20   DISTRIBUTEE

         "Distributee" shall mean an Employee, former Employee, or an Employee's or former Employee's surviving spouse (and the Employee's or former Employee's spouse or former spouse who is the alternate payee under a Qualified Domestic Relations Order, as defined in Section 3.44) who receives a distribution of benefits under this Plan.

  3.21   DOMESTIC RELATIONS ORDER

         "Domestic Relations Order" shall mean any judgment, decree or order (including approval of a property settlement agreement) made pursuant to a state domestic relations or community property law, which relates to the provision of child support, alimony payments, or property rights to an Alternate Payee.

  3.22   EFFECTIVE DATE

         "Effective Date" shall mean March 1, 2005.

  3.23   ELIGIBILITY COMPUTATION PERIOD

         "Eligibility Computation Period" shall mean a twelve-month period. The first Eligibility Computation Period begins on an Employee's first day of employment with the Company. Subsequent Eligibility Computation Periods begin on the anniversary date of an Employee's first day of employment.

  3.24   ELIGIBLE EMPLOYEE

         "Eligible Employee" shall mean all Employees of the Company who are at least twenty-one (21) years of age, except that the following Employees shall be excluded from participation in the Plan: (a) Employees who are members of a collective bargaining unit unless the applicable collective bargaining agreement specifically requires participation in this Plan, and (b) Leased Employees within the meaning of Section 414(n) of the Code (unless such person's participation is required in order to satisfy the coverage requirements of Code
Section 410).

  3.25   ELIGIBLE RETIREMENT PLAN

         "Eligible Retirement Plan" shall mean an (i) individual retirement account described in Section 408(a) of the Code; (ii) an individual retirement annuity described in Section 408(b) of the Code (other than an endowment contract); (iii) an annuity plan described in Section 403(a) of the Code; (iv) a qualified plan described in Section 401(a) of the Code, that accepts the distributee's Eligible Rollover Distribution; (v) an eligible deferred compensation plan described in Section 457(b) of the Code that is maintained by an eligible employer described in Section 457(e)(i)(A) of the Code that shall separately account for distributions, or (vi) an annuity contract described in
Section 403(b) of the Code. Notwithstanding the foregoing, any Eligible Retirement Distribution in excess of $1,000, but not greater than $5,000, shall be transferred directly to the individual retirement plan of a designated trustee or insurer, unless the Participant elects to receive or rollover such distribution.

  3.26   ELIGIBLE ROLLOVER DISTRIBUTION

         "Eligible Rollover Distribution" shall mean any distribution of all or any portion of the balance to the credit of the distributee, except that an Eligible Rollover Distribution does not include (i) any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the distributee or the joint lives (or joint life expectancies) of the distributee and the distributee's designated beneficiary, or for a specified period of ten years or more; (ii) any distribution to the extent such distribution is required under Section 401(a)(9) of the Code; (iii) any distribution to the extent such distribution is not included in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities); and (iv) any hardship distribution. Notwithstanding the foregoing, clause (iii) of the preceding sentence shall not apply to a distribution that is rolled over to an Eligible Retirement Plan described in clause (i) or (ii) of Section 3.25 or a qualified defined contribution plan that will separately account for the portion of the distribution that is includible in gross income.

  3.27   EMPLOYEE

         "Employee" shall mean any person employed by the Company, including officers, shareholders, or directors who are employees, and any person who is a Leased Employee. Employee shall not include (i) an individual who is a nonresident alien and who does not receive from the Company any earned income or wages that constitute income from sources within the United States or (ii) an independent contractor or other person who is not treated by the Company as an employee for purposes of withholding federal employment taxes, regardless of any contrary governmental or judicial determination relating to such employment status or tax withholding. If a person described in clause (ii) of the preceding sentence is subsequently reclassified as, or determined to be, an employee by the Internal Revenue Service, any other governmental agency or authority or a court or if the Company or an Affiliated Company is required to reclassify such an individual as an employee as a result of such reclassification or determination (including any reclassification by the Company or an Affiliated Company in settlement of any claim or action relating to such individual's employment status), such individual shall not become eligible to become a Participant in this Plan by reason of such reclassification or determination.

  3.28   ENTRY DATE

         "Entry Date" shall mean January 1 and July 1 of each Plan Year. Notwithstanding the foregoing, and solely with respect to the initial Plan Year, Entry Date shall mean March 1, 2005 and July 1.

  3.29   ERISA

         "ERISA" shall mean the Employee Retirement Income Security Act of 1974 (P.L. 93-406), as amended.

  3.30   EXEMPT LOAN

         "Exempt Loan" shall mean an Acquisition Loan made to the Trust by a disqualified person (as defined in Section 4975(e)(2) of the Code) or a loan to the Trust that is guaranteed by a disqualified person, which Acquisition Loan satisfies the requirements of Department of Labor Regulation ss.2550.408b-3 and Treasury Regulation ss.54.4975-7(b) and Section 13.1 hereof.


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  3.31   FINANCED SHARES

         "Financed Shares" shall mean shares of Company Stock acquired with the proceeds of an Acquisition Loan.

  3.32   FIVE-YEAR BREAK IN SERVICE

         "Five-Year Break in Service" shall mean five consecutive Breaks in Service.

  3.33   HIGHLY COMPENSATED EMPLOYEE

         "Highly Compensated Employee" shall mean an Employee who performed service for the Company or an Affiliated Company during the Plan Year for which a determination is being made and who was (i) at any time during the Plan Year or the immediately preceding Plan Year, a five percent (5%) owner of the Company (as defined in Section 416(i) of the Code); or (ii) for the immediately preceding Plan Year received Compensation from the Company and all Affiliated Companies in excess of $95,000 (prorated for any short Plan Year), as adjusted by the Secretary of Treasury in accordance with Section 414(q) of the Code. The determination of whether an Employee is a Highly Compensated Employee shall be made in accordance with Section 414(q) of the Code.

  3.34   HOUR OF SERVICE

         "Hour of Service" shall mean each hour for which an Employee is paid or is entitled to be paid for services to the Company and each hour for which an Employee is directly or indirectly paid or is entitled to be paid (including payments made under a plan maintained to comply with worker's compensation or disability insurance laws) for a period of vacation, holiday, illness, disability, lay-off, jury duty, temporary military duty, union-authorized lost time, or leave of absence.

         No Hours of Service shall be credited on account of payments made solely under a plan maintained to comply with unemployment compensation laws. Each hour for which back pay (ignoring any mitigation of damages) is either awarded or agreed to by the Company is an Hour of Service. No more than 501 Hours of Service shall be credited for one continuous period during which an Employee does not perform duties. In all respects, an Employee's Hours of Service shall be counted as required by Section 2530.200b of the U.S. Department of Labor's regulations under Title I of ERISA.

         Notwithstanding the foregoing, Hours of Service for an Employee who is compensated on a salaried basis shall be determined on the basis of 190 hours for each month during which the Employee completes an Hour of Service.

         Hours of Service shall be credited for any individual who is considered a Leased Employee for purposes of this Plan under Section 414(n) of the Code.

  3.35   INDEPENDENT APPRAISER

         "Independent Appraiser" shall mean any appraiser meeting the requirements similar to the requirements of the regulations prescribed under
Section 170(a)(1) of the Code and any requirements of regulations prescribed under Section 3(18) of ERISA.

  3.36   LEASED EMPLOYEE

                  "Leased Employee" shall mean a person who provides services to the Company or an Affiliate if: (i) such services are provided pursuant to an agreement between a leasing organization and the Company or an Affiliate, (ii) such person has performed such services for the Company or an Affiliate on a substantially full-time basis for a period of at least one (1) year, and (iii) such services are performed under the primary direction or control of the Company or an Affiliated Company.

  3.37   MILITARY ABSENCE

         "Military Absence" shall mean, with respect to any applicable Employee any absence by reason of service in the uniformed service (as defined in chapter 43 of title 38, United States Code) where the Participant's right to reemployment is protected by law.

  3.38   LIMITATION YEAR

         "Limitation Year" shall mean the Plan Year or such other
12-consecutive-month period as may be designated by the Company from time to time by resolution of its Board of Directors.

  3.39   NORMAL RETIREMENT DATE

         "Normal Retirement Date" shall mean the date of a Participant's sixty-fifth (65th) birthday, or, if later, the fifth anniversary of the date a Participant commenced employment with the Company.

  3.40   PARTICIPANT

         "Participant" shall mean any Employee who has satisfied the eligibility requirements of Section 4 and who has an account balance under the Plan.

  3.41   PLAN

         "Plan" shall mean the North Penn Bank Employee Stock Ownership Plan, which includes this Plan and a related Trust Agreement.

  3.42  PLAN ADMINISTRATOR

         "Plan Administrator" shall mean the person or committee appointed by the Board of Directors of the Company to supervise the administration of the Plan as hereinafter provided, or if no person is appointed by the Board of Directors, the Company.


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

  3.43   PLAN YEAR

         "Plan Year" shall mean the period ending on each Anniversary Date for the Plan.

  3.44   QUALIFIED DOMESTIC RELATIONS ORDER

         "Qualified Domestic Relations Order" shall mean a domestic relations order that:

         (a) assigns to, creates, or recognizes the existence of an Alternate Payee's right to receive all or a portion of the benefits payable to a Participant hereunder;

         (b) specifies (1) the name and last known mailing address (if any) of the Participant and the name and mailing address of each Alternate Payee, (2) the amount or percentage of the Participant's benefits to be paid to each Alternate Payee, or the manner in which such amount is to be determined, and (3) the number of payments or the period to which the order applies; and

(c) does not require (1) any form or type of benefit of any other option not available under this Plan, (2) the Plan to provide benefits greater in value than the actuarial equivalent of the benefits otherwise provided hereunder, and
(3) any payment which would be in conflict with a payment required to be made to another Alternate Payee under the terms of a prior Qualified Domestic Relations Order.

  3.45   QUALIFIED PLAN

         "Qualified Plan" shall mean any plan maintained by the Company or an Affiliated Company that is qualified trust under Section 401(a) of the Code.

  3.46   SECTION 1042 NONALLOCATION PERIOD

         "Section 1042 Nonallocation Period" shall mean the period with respect to any Section 1042 Stock beginning on the date of sale of such Section 1042 Stock and ending on the later of (i) the date of the allocation of Company Stock attributable to the final payment of all Acquisition Loans with respect to such
Section 1042 Stock, or (ii) the date which is ten years after the date of sale of such Section 1042 Stock.

  3.47   SECTION 1042 PARTICIPANT

         "Section 1042 Participant" shall mean:

         (a) a Participant who has made an election under Section 1042 with respect to Company Stock or other employer securities;

         (b) any spouse, ancestor, lineal descendent, or brother or sister (by whole or by half blood) of a Participant who has made an election under Section 1042 with respect to Company Stock or other employer securities; or

         (c) a Participant who owns, directly or indirectly (after application of the attribution rules provided in Section 318(a) of the Code without regard to 318(a)(2)(B)(i)) more than 25% of the value of any class of outstanding stock (or more than 25% of the total value of any class of outstanding stock) of the Company or an Affiliated Company.

  3.48   SECTION 1042 STOCK

         "Section 1042 Stock" shall mean Company Stock purchased by the Trustee, but only if in connection with such purchase, the seller of such Company Stock has timely elected application of Section 1042 of the Code to such sale and the sale of such Company Stock and purchase of replacement securities by the seller meets all applicable requirements of Section 1042 of the Code.

  3.49   SERVICE

         "Service" shall mean employment with the Company, commencing on the first day that the Employee performs an Hour of Service for the Company.

  3.50   TRUST OR TRUST FUND

         "Trust" or "Trust Fund" shall mean the trust fund created under this Plan for the benefit of Participants.

  3.51   TRUST AGREEMENT

         "Trust Agreement" shall mean the agreement between Company and the Trustee concerning the Trust Fund.

  3.52   TRUST ASSETS

         "Trust Assets" shall mean the Company Stock and other assets held in the Trust for the benefit of Participants.

  3.53   TRUSTEE

         "Trustee" shall mean one or more corporate persons and/or individuals selected from time to time by the Board of Directors of the Company to serve as trustee or co-trustee of the Trust Fund.

  3.54   UNALLOCATED STOCK SUSPENSE ACCOUNT

         "Unallocated Stock Suspense Account" shall mean an account containing Company Stock acquired with the proceeds of an Acquisition Loan and which has not been released from such account and allocated to the Participants' Company Stock Accounts.

  3.55   VALUATION DATE

         "Valuation Date" shall mean the Anniversary Date and each interim date upon which the Plan Administrator determines that a valuation of the Trust Fund shall be made.


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

  3.56   YEAR OF SERVICE

         "Year of Service" shall mean a Plan Year during which an Employee completes 1,000 Hours of Service (prorated for any short Plan Year).


                                   SECTION 4
                                   ---------

                          ELIGIBILITY FOR PARTICIPATION
                          -----------------------------

  4.1    INITIAL ELIGIBILITY

         All Eligible Employees who are employed by or provide services to the Company on March 1, 2005 shall be Participants in the Plan as of the Effective Date. All other Eligible Employees shall participate in this Plan as of the Entry Date occurring immediately after the date on which the Eligible Employee completes one Year of Service during an Eligibility Computation Period.

  4.2    PARTICIPATION

         A Participant shall share in contributions under Section 5.1(a) for all Plan Years during which he or she (i) is employed on the last day of the Plan Year or incurs a Disability during the Plan Year or has retired on or after his or her Normal Retirement Date during the Plan Year, (ii) has at least 1,000 Hours of Service during the Plan Year (prorated for any short Plan Year), and
(iii) receives Compensation from the Company during the Plan Year.

  4.3    PARTICIPATION AFTER REEMPLOYMENT

         A Participant whose employment with the Company is terminated and who subsequently again becomes an Eligible Employee shall be readmitted as a Participant as of the first day he or she receives Compensation.

  4.4    DATA

         The Plan Administrator shall furnish each Eligible Employee who becomes a Participant in the Plan with a form containing such information as the Plan Administrator may desire, including, but not limited to, the date of birth of the Eligible Employee and the Beneficiary designation of such Eligible Employee. Participants shall also provide the Plan Administrator with such other data at such other times and in such form as the Plan Administrator may consider necessary for the determination of the Eligible Employee's rights and benefits under the Plan and shall otherwise cooperate fully with the Plan Administrator in the administration of the Plan.


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                                   SECTION 5
                                   ---------

                   COMPANY CONTRIBUTIONS PURSUANT TO THIS PLAN
                   -------------------------------------------

  5.1    COMPANY CONTRIBUTIONS

         (a) The Company may make a discretionary contribution in an amount to be determined by the Board of Directors of the Company in its sole discretion to the Trust Fund for each Plan Year to be allocated to the Account of each Participant eligible to receive such allocation under Section 4.2.

         (b) Notwithstanding any other provision of the Plan to the contrary, the contribution, if any, shall be in an amount determined by the Board of Directors of the Company in its sole discretion, provided the Company shall make a contribution at least in an amount that will allow the Trust Fund to satisfy any currently maturing obligations under any Acquisition Loan, or, if such Acquisition Loan is from the Company, shall extend the term of such Acquisition Loan so as to prevent default by the Trust under such Acquisition Loan. Company Contributions may be paid by the Company in cash, shares of Company Stock, or by forgiveness of indebtedness, as determined by the Board of Directors of the Company, provided however, that Company Contributions shall be paid in cash or by forgiveness of indebtedness to the extent necessary for the Trust Fund to satisfy any currently maturing obligations under any Acquisition Loan. Any Company Contributions made by forgiveness of indebtedness shall be pursuant to a written certificate of the Company describing the indebtedness that is forgiven, the date of forgiveness, and the principal and interest portions thereof.

         (c) Company Contributions for any Plan Year shall be paid to the Trust Fund no later than the due date (including extensions thereof) for filing the Company's income tax return for the fiscal year of the Company ending within such Plan Year. In no event shall the Company Contribution under this Section
5.1 for any Plan Year exceed the lesser of:

             (1) the maximum amount the Company is permitted to deduct as an expense on its Federal Income Tax return; or

             (2) the maximum amount which may be credited for such Plan Year in accordance with individual maximum annual addition limitations as set forth in
Section 6.9.

         (d) If any part of the Company Contribution for a Plan Year is in cash for purposes other than discharging Acquisition Loan indebtedness, such cash shall be applied by the Trustee to the purchase of Company Stock as such time that such Company Stock is available for purchase and the Trustee deems it desirable to purchase such Company Stock.

         (e) Notwithstanding anything contained in the Plan to the contrary, the Company or an Affiliated Company shall contribute to the Plan, on behalf of each eligible Participant who returns to employment with the Company or an Affiliated Company following a period of Military Absence in an amount equal to the discretionary contribution that would have been made to the Plan and allocated to his or her Account pursuant to Section 5.1(a) if he or she had continued to be employed and received Compensation during the period of Military Absence.

         (f) The Company Contribution allocated pursuant to Section 6.4 shall be reduced by the amount of the Company Contribution, if any, used to pay expenses pursuant to Section 11.9.

  5.2    PARTICIPANT CONTRIBUTIONS

         No Participant shall be required or permitted to make any contributions to the Plan.

  5.3    TRUST FUND

         (a) The contributions deposited by the Company in the Trust Fund in accordance with this Section 5 shall constitute a fund held for the benefit of Participants and their eligible Beneficiaries under and in accordance with this Plan. No part of the principal or income of the Trust Fund shall be used for, or diverted to, purposes other than for the exclusive benefit of such Participants and their eligible Beneficiaries (including necessary administrative costs); provided, however, in the case of a contribution made by the Company (1) as a mistake of fact; (2) for which a tax deduction is disallowed, in whole or in part by the Internal Revenue Service; or (3) which is conditioned upon the initial qualification of the Plan under Section 401(a) of the Code and such initial qualification cannot be obtained, the Company shall be entitled to a refund of said contributions.

         (b) Any refund of contributions described in Subsection (a) must be made (1) within one year after payment of a contribution made as a mistake of fact; (2) within one year after disallowance of the tax deduction or deemed disallowance, to the extent of such disallowance or deemed disallowance; or (3) within one year of the date on which the initial qualification of the Plan is denied by the Internal Revenue Service, as the case may be.

                                    SECTION 6
                                    ---------

                              PARTICIPANT ACCOUNTS
                              --------------------

  6.1    CREATION OF ACCOUNTS

         The Plan Administrator shall create and maintain adequate records to disclose the interest in the Trust Fund of each Participant and Beneficiary under the Plan. Such records shall be in the form of individual Accounts (including a Company Stock Account for each Participant), and credits and charges shall be made to such Accounts in the manner herein described. The maintenance of individual Accounts is only for accounting purposes, and a segregation of the assets of the Trust Fund to each Account shall not be required. Distributions made from an Account shall be charged to the Account as of the date paid.

  6.2    VALUATION

         The value of the Trust Fund shall be computed by the Trustee as of each Valuation Date. The value of any Company Stock held in the Trust Fund shall be determined by an Independent Appraiser as of the close of business on each

Valuation Date on the basis of the fair market value of the assets of the Trust Fund. The fair market value of Company Stock held by the Trust shall be determined on a per share basis for each share of Company Stock.

  6.3    APPORTIONMENT OF GAIN OR LOSS

                  The value of the Trust Fund as computed pursuant to Section
6.2 shall be compared with the value of the Trust Fund as of the previous Valuation Date. Any difference in the value, not including contributions made since the preceding Valuation Date, shall be the net increase or decrease of the Trust Fund, and such amount shall be ratably apportioned by the Trustee on its books among the Participants' Accounts. Dividends or other distributions paid with respect to Company Stock allocated to Participant's Accounts or credited to the Unallocated Suspense Account shall be accounted for pursuant to Section 6.5.

  6.4    ALLOCATION OF CONTRIBUTIONS

         Each Company Contribution under Section 5.1(a) shall be allocated as of the last day of the Plan Year for which the contribution is made among the Company Contribution Account and the Company Stock Account of eligible Participants in the proportion that his or her Compensation for that Plan Year bears to the Compensation of all Participants eligible to share in the Company Contribution for that Plan Year under Section 4.2.

         Each Participant's Company Contribution Account shall be credited with the Participant's allocable share of the Company Contribution contributed in cash and the Participant's appropriate Account shall be debited for the Participant's allocable share (to be determined by the same method used to allocate Company Contributions) of cash payments made by the Trustee for the acquisition of Company Stock or for the payment of principal and/or interest on an Acquisition Loan. Each Participant's Company Stock Account shall be credited with the Participant's allocable share of Company Stock contributed in kind by the Company for the Plan Year or purchased and paid for by the Trustee out of the Participant's Company Contribution Account.

  6.5    ALLOCATION OF DIVIDENDS OR DISTRIBUTIONS

         (a) Any cash dividends or distributions paid on shares of Company Stock allocated to Participants' Company Stock Accounts and remitted to the Trust Fund shall, in the discretion of the Trustee and prior to the close of the Plan Year in which paid, be either applied to repayment of an outstanding Acquisition Loan concerning the Company Stock upon which the dividend or distribution is received, distributed to Participants in cash, or invested by the Trustee.

         (b) If cash dividends or distributions on allocated shares are used for repayment of an Acquisition Loan, each Participant Account holding allocated shares shall receive an allocation of Company Stock for the Plan Year from the Company Stock to be allocated from the Unallocated Stock Suspense Account as a result of all Company Contributions and all dividends or distributions paid during the Plan Year applied to repayment of an outstanding Acquisition Loan that shall have a minimum fair market value at least as great as the amount of the cash dividend or distributions that would have been allocated to the Participant's Account but for the Acquisition Loan repayment.

         (c) Any shares from the Unallocated Stock Suspense Account to be allocated to Participant Accounts as a consequence of cash dividends or distributions on allocated shares shall be allocated to Participant Accounts in the proportion to which the cash dividend or distributions is attributable to Company Stock held in each Participant Account. Any stock dividends received on Company Stock shall be credited to the Accounts to which such Company Stock was allocated. Cash dividends or distributions paid with respect to shares of Company Stock in the Unallocated Stock Suspense Account shall be applied to the repayment of the Acquisition Loan under which such stock was purchased. Company Stock to be allocated as a consequence of such repayment and not required to be allocated to the accounts of Participants receiving a cash dividend or distribution used to repay an outstanding Acquisition Loan by operation of Subsection (b) shall be allocated according to Section 6.4.

         (d) Dividends or distributions paid on Company Stock by forgiveness of debt in connection with an Acquisition Loan shall be treated as cash dividends applied to repayment of an outstanding Acquisition Loan.

  6.6    ALLOCATIONS OF PROCEEDS FROM SALE OR LIQUIDATION

         (a) Proceeds with respect to Company Stock allocated to a Participant's Account as a result of sale or redemption of Company Stock or of distributions from liquidation of the Company resulting from sale or other disposition of substantially all of the Company's assets shall be allocated in the Plan Year in which such proceeds are received to such Participant's Account.

         (b) Proceeds with respect to Company Stock held in the Unallocated Stock Suspense Account as a result of sale or redemption of Company Stock or of distributions from liquidation of the Company resulting from sale or other disposition of substantially all of the Company's assets shall first be applied to repayment of any outstanding Acquisition Loan with respect to such Company Stock in the Plan Year in which such proceeds are received.

         (c) Proceeds with respect to Company Stock held in the Unallocated Stock Suspense Account as a result of sale or redemption of Company Stock or of distributions from liquidation of the Company resulting from sale or other disposition of substantially all of the Company's assets, net of proceeds applied to repayment of an outstanding Acquisition Loan, shall be allocated in the Plan Year in which such proceeds are received. The proportion of such proceeds allocated to the Accounts of each Participant shall be the ratio of the balance of that Participant's Accounts to the Accounts of all Participants, computed as of the date immediately prior to any distribution made to Participants in connection with the receipt of such proceeds.

  6.7    ACCOUNTING FOR ALLOCATIONS

         The Plan Administrator shall establish or provide for the establishment of accounting procedures for the purpose of making the allocations, valuations, and adjustments to Participants' Accounts provided for in this Section. From time to time such procedures may be modified for the purpose of achieving equitable and nondiscriminatory allocations among the Accounts of Participants in accordance with the general concepts of the Plan and the provisions of this Section.

  6.8    SPECIAL NONALLOCATION RULE

         Notwithstanding Sections 6.3, 6.4, and 6.5, no Section 1042 Stock shall be allocated to any Section 1042 Participant during the Section 1042 Nonallocation Period. Section 1042 Stock shall be allocated according to Section 6.4, except that the Compensation of all Section 1042 Participants shall be excluded. The foregoing restriction shall cease to apply to any Section 1042 Stock in the Suspense Account at such time as such stock ceases to be Section 1042 Stock.

  6.9    MAXIMUM ALLOCATION

         The provisions of this Section shall be construed to comply with the maximum allocations permitted under Section 415 of the Code.

         (a) Notwithstanding anything in this Section to the contrary, in no event shall the sum of:

             (1) the lower of (i) any Company Contribution, or (ii) the sum of the fair market value of Company Stock allocated to a Participant's Account as a result of a Company Contribution plus Company Contributions that do not result in allocations of Company Stock to Participant Accounts;

             (2) any forfeitures; and

             (3) the Participant's own contributions, determined without regard to rollover contributions (as defined in Sections 402(a)(5), 403(a)(4), 403(b)(8), and 408(d)(3) of the Code) and without regard to employee contributions to a Simplified Employee Pension which are excludable from gross income under Section 408(b) of the Code, allocated for any Limitation Year to any Participant under this and any other defined contribution plan maintained by the Company or any 50 Percent Affiliated Company, exceed the lesser of $42,000 (prorated for any short Plan Year) or one hundred percent (100%) of such Participant's Compensation for the Limitation Year, provided, however, that if no more than one-third of the Company Contribution for a Plan Year is allocated to the group of Eligible Employees consisting of Highly Compensated Employees, then "employer contributions" in Subsection (a)(1) above shall not include any portion of the Company Contribution used to pay interest on an Acquisition Loan and charged against the Participant's Account and "forfeitures" in Subsection
(a)(2) shall not include forfeitures of Company Stock acquired by the Plan pursuant to an Acquisition Loan and reallocated to the Participant's Account.

         (b) If the Company Contributions under this Plan and any other defined contribution plan maintained by the Company or any 50 Percent Affiliated Company would cause such plans to exceed the limitations set forth in Subsection (a), then the following remedial measures shall be taken in the following order to attempt to comply with such limitations:

             (1) If Company Stock cannot be allocated to a Participant's Account because of the limitation contained in Subsection (a), but would be able to be allocated consistent with such limitation if not more than one-third of the Company Contribution were allocated to the group of Eligible Employees consisting of Highly Compensated Employees, and allocation of such Company Stock exclusively on behalf of non-Highly Compensated Employees would result in not more than one-third of the Company Contribution allocated to the group of Eligible Employees consisting of Highly Compensated Employees, then such Company Stock shall be allocated to the accounts of non-Highly Compensated Employees notwithstanding Section 6.4.

             (2) If Company Contributions and/or forfeitures cannot be allocated to a Participant's Account because of the limitation contained in Subsection
(a), such Company Contributions and/or forfeitures shall be allocated to the Accounts of the remaining Participants in accordance with Section 6.2 and provided such allocations do not result in any Highly Compensated Employee receiving an allocation of Company Contributions and/or forfeitures for such Plan Year that is greater as a percentage of Compensation than the allocation of Company Contributions and/or forfeitures for such year as a percentage of Compensation for any non-Highly Compensated Employee.

             (3) If Company Contributions otherwise allocable to the Accounts of Participants would exceed the limits of Subsection (a) as a result of a reasonable error in estimating the Participants' Compensation, the Plan Administrator shall determine the amount of the excess and the Trustee shall hold the excess in a suspense account until the following Plan Year (or succeeding Plan Years), at which time it shall be allocated pursuant to Section
6.4 to the Accounts of all Participants before any contributions by the Company may be made for the Plan Year. Amounts held in the suspense account shall share in the investment gains and losses of the Trust Fund.

             (4) If the limits of Subsection (a) will be exceeded as a result of a Company Contribution to another Qualified Plan and the Company is permitted by law and by the terms of such other Qualified Plan to reduce the Company Contribution to such Qualified Plan or to receive a refund of a portion of the Company Contribution to such Qualified Plan, the Company shall reduce its Company Contribution to such Qualified Plan or exercise its right to receive a refund from such Qualified Plan to the extent necessary to comply with the limitations set forth in Subsection (a).

         (c) For purposes of this Section 6.9:

             (1) the dollar limitation described in Subsection (a) shall be adjusted in accordance with governmental regulations describing the method and amount of such adjustments.

             (2) the dollar limitation described in Subsection (a) shall not reduce the annual additions to the Account of any Participant under the Plan prior to the Effective Date, using the applicable maximum dollar limitations then in effect.

         (d) Contributions allocated to an individual medical benefit account, as defined in Section 415(l)(2) of the Code, shall be treated as an annual addition to a defined contribution plan for purposes of the determining application of the limitation described in Subsection (a).

         (e) Amounts attributable to medical benefits allocated to an account established under Section 419(A)(d) of the Code on behalf of a Key Employee (as defined in Section 9.2(c)) shall be treated as an annual addition to a defined contribution plan for purposes of determining application of the dollar limitation described in Subsection (a).

         (f) Allocations of proceeds pursuant to Section 6.6 shall not be considered an annual addition for purposes of this Section 6.9.

                                    SECTION 7
                                    ---------

                                     VESTING
                                     -------

  7.1    VESTING OF ACCOUNTS

         (a) Subject to the provisions of Sections 7.2 and 9.5, the portion of a Participant's Account relating to Company Contributions described in Section 5.1 that is vested (nonforfeitable) on any specified date shall be determined on the basis of his or her Years of Service in accordance with the following schedule:

                YEARS OF SERVICE                          VESTED PERCENTAGE
                ----------------                          -----------------
                       3                                         20%
                       4                                         40%
                       5                                         60%
                       6                                         80%
                   7 or more                                     100%


         (b) In computing Years of Service for vesting purposes under the Plan, a Participant shall receive one year of vesting credit for each year of service with the Company prior to March 1, 2005.

         (c) Notwithstanding the foregoing, the Account of a Participant who is an Eligible Employee of the Company shall become one hundred percent (100%) vested and nonforfeitable upon a Participant's death or Disability.

  7.2    FORFEITURES

         If all of a Participant's Account is not vested under the Plan upon a Participant's termination of employment, the nonvested portion of the Participant's Account shall remain in the Plan, but no further allocation of Company Contribution (or forfeitures) to the Plan shall be made to the Participant's Account. If the Participant completes a Five-Year Break in Service, the nonvested portion of the Participant's Account shall be forfeited and deemed to be a Company Contribution to the Plan made pursuant to Section 5.1 for the Plan Year in which the forfeiture occurs. If a Participant receives a distribution pursuant to Section 8.2(f), the forfeiture of the Participant's Account that is not vested under the Plan shall occur at the time of the distribution. Any financed shares allocated to a Participant's Account shall be forfeited only after other assets have been forfeited.

  7.3    EFFECT OF BREAK IN SERVICE ON SERVICE

         If a Participant who terminated his or her employment with the Company is rehired by the Company and again becomes a Participant in the Plan pursuant to Section 4.3, all Years of Service prior to his or her Break in Service shall continue to be counted toward determining vesting of such Participant's Account (including undistributed portions of the Participant's Account that accrued prior to the Break in Service) if the Break in Service is not a Five-Year Break in Service.

         If such Break in Service is a Five-Year Break in Service:

         (a) All Years of Service prior to the Break in Service shall be excluded if the Participant had no vested account balance at the time of his or her Five-Year Break in Service; and

         (b) Years of Service after the Break in Service shall be excluded for the purpose of determining a Participant's vested interest in his or her Account that accrued before such Break in Service. Separate Accounts shall be maintained for the Participant's pre-break and post-break Account balances.

  7.4    RESTORATION OF PARTICIPANT'S ACCOUNT

         (a) If a rehired Participant whose Account was not one hundred percent (100%) vested received a distribution of the vested portion of his or her Account pursuant to Section 8, the Participant's Account shall be restored to the balance on the Allocation Date (or Valuation Date) immediately preceding the distribution if the Participant repays to the Plan the full amount of such distribution on or before the Participant incurs five consecutive Breaks in Service following the date of distribution.

         (b) To restore the Participant's Account balance, the Plan Administrator shall, to the extent necessary, allocate to such Participant's Account the following amounts in the order listed:

             (1) The amount of any Participant forfeitures that would otherwise be allocated under Section 6.4;

             (2) The amount of any net income or gain of the Fund for the Plan Year; and

             (3) The amount of the Employer contribution for the Plan Year, except to the extent such contribution is required to enable the Plan to meet its obligations under an Exempt Loan.

         To the extent the foregoing amounts are insufficient to restore completely the Participant's Account, the Employer shall contribute without regard to any requirement or condition contained in Section 5.1, such additional amount as is necessary to complete such restoration. Such contribution must be made as of the Allocation Date for the Plan Year in which the Participant's repayment occurs or the following Plan Year. If more than one Participant's Account must be restored, such Accounts shall be restored pro-rata.

  7.5    RETURNING VETERANS' RIGHTS

         Notwithstanding any provisions of this Plan to contrary, contributions, benefits, and service credit with respect to a Military Absence shall be provided in accordance with Section 414(u) of the Code.

                                   SECTION 8
                                   ---------

                              BENEFIT DISTRIBUTIONS
                              ----------------------

                        TO PARTICIPANTS AND BENEFICIARIES
                        ---------------------------------

  8.1    GENERAL

         A Participant shall not be permitted to withdraw any portion of his or her interest under the Plan while he or she is employed by the Company, except in the case of dividends or distributions distributed in cash to Participants as set forth in Section 6.5 and distributions required by law and set forth in
Section 8.2(d). All distributions shall be subject to mandatory withholding rules as may be in effect under the Code and accompanying regulations unless a Distributee elects a Direct Rollover set forth in Section 8.11. Notwithstanding anything in the Plan to the contrary, the form and timing of all distributions under the Plan shall otherwise comply with the requirements of Section 401(a)(9) of the Code and the Treasury regulations thereunder. The Plan shall apply the minimum distribution requirements of Section 401(a)(9) of the Code in accordance with the final Treasury Regulations under Section 401(a)(9) of the Code that were published on April 17, 2002. There are no preretirement death benefits provided by the Plan.

  8.2    TIME OF DISTRIBUTION TO PARTICIPANTS

         (a) Unless the Participant elects otherwise in writing, the distribution of benefits to a Participant (or his or her beneficiary) under the Plan shall commence no later than the last day of the Plan Year following the Plan Year in which any of the following events occur:

             (1) a Participant who has terminated his or her employment reaches his or her Normal Retirement Date;

             (2) a Participant who has reached his or her Normal Retirement Date terminates his or her employment with the Company; or

             (3) a Participant incurs a Disability or dies.

         All benefits accrued on behalf of a Participant who dies or incurs a Disability shall be distributed within five years of the date of death or Disability, provided, in the case of Disability, that the Participant consents to any distribution prior to his or her Normal Retirement Date. If a Participant dies or incurs a Disability after distribution of his or her benefits have commenced, such Participant's remaining interest in the Plan shall be distributed at least as rapidly as under the method of distribution being used as of the date of the Participant's death.

         (b) Unless the Participant elects otherwise in writing, distribution of benefits to a Participant (or his or her beneficiary) under the Plan shall commence no later than sixty days following the Plan Year in which the latest of the following events occur:

             (1) a Participant who has terminated his or her employment;

             (2) a Participant who has reached his or her Normal Retirement Date terminates his or her employment with the Company; or

             (3) the tenth anniversary of the year in which the participant commenced participation in the plan.

         (c) A Participant who terminates his or her employment with the Company prior to his or her Normal Retirement Date may elect to begin to receive his or her benefits based upon the portion of his or her Account that is Company Stock during the Plan Year occurring immediately following the Plan Year that is the fifth Plan Year after the Plan Year in which such Participant terminates his or her employment with the Company. Elections shall be made on a form to be provided by the Plan Administrator with all required explanations during the 90-day period prior to the end of the Plan Year that is the fifth Plan Year after the Plan Year in which such Participant terminates his or her employment with the Company. A Participant who terminates his or her employment with the Company prior to his or her Normal Retirement Date and who does not elect to receive his or her benefit pursuant to this Section 8.2(c) shall receive his or her benefit upon reaching his or her Normal Retirement Date.

         (d) Notwithstanding any Participant election or any other provision of this Plan, each Participant under the Plan who owns five percent (5%) or more of the Company shall receive his or her entire benefit under the Plan no later than January 1st of the calendar year following the calendar year in which the Participant attains age 70 1/2. The Participant shall receive distributions while still employed by the Company as necessary to effectuate the provisions of this paragraph.

         (e) Notwithstanding any Participant election or any other provision of this Plan, each Participant under the Plan who does not own five percent (5%) or more of the Company shall receive his or her entire Account balance under the Plan no later than the later of (i) April 1st of the calendar year following the calendar year in which the Participant attains age 70 1/2, or (ii) April 1st of the calendar year following the calendar year in which the Participant incurs a severance from employment with the Company.

         (f) Notwithstanding any of the above provisions, a Participant whose Account balance has a total value of $5,000 or less shall receive the value of his or her entire account balance in a lump sum by the end of the first Plan Year after the Plan Year in which such Participant incurs a severance from employment with the Company for any reason, including, but not limited to, death, Disability, retirement, and voluntary or involuntary severance from employment, provided he or she first makes an election to do so. Absent such an election, the value of his or her entire account balance shall be transferred directly to the individual retirement plan of a designated trustee or insurer.

No Participant shall be required to receive a distribution of all or part of his or her Account balance prior to his or her Normal Retirement Date if his or her total Account balance under this Plan exceeds $5,000. In the event that a Participant terminates employment at a time when he or she is zero percent (0%) vested in his or her Account, the Participant shall be deemed to have received a lump-sum distribution of his or her entire vested Account balance ($0) at the time of his or her termination of employment.

         (g) Notwithstanding any of the foregoing provisions, no benefits based upon the portion of a Participant's Account that is Company Stock acquired through an Acquisition Loan shall be distributed to a Participant before the Participant attains his or her Normal Retirement Date (other than according to subparagraph (a)(3) or subparagraphs (d) and (e) of this Section) prior to the close of the Plan Year after the Plan Year in which such Acquisition Loan is repaid in full.

  8.3    VALUATION FOR DISTRIBUTION

         For the purpose of paying the amounts to be distributed to a Participant or his or her Beneficiaries pursuant to Section 8.5 or determining the fair market value of Company Stock to be repurchased by the Company pursuant to Section 8.6, the value of Company Stock held within the Trust Fund and the value of the Participant's interest in Company Stock shall be determined by an Independent Appraiser in accordance with the provisions of Section 6 as of the Valuation Date coincident or immediately preceding the date upon which the Participant is to receive a distribution from the Plan.

  8.4    MODE OF DISTRIBUTION

         Unless the a Participant elects otherwise, the distribution of the Participant's Account balance shall be in substantially equal periodic payments (not less frequently than annually) over a period not longer than the greater of
(i) 5 years, or (ii) in the case of a Participant's Account with an account balance in excess of $850,000, 5 years plus 1 additional year (but not more than 5 additional years for each $170,000 or fraction thereof by which such balance exceeds $850,000) subject to increase for cost of living adjustments as described in Section 409(o)(2) of the Code.

  8.5    FORM OF DISTRIBUTION

         Distribution of a Participant's Account shall be made in shares of Company Stock, cash, or a combination of Company Stock and cash; provided, however that the Plan Administrator shall provide written notification to the Participant of his or her right to demand that the value of the portion of his or her Account not diversified pursuant to Section 12.6 herein below be distributed solely in Company Stock.

  8.6    OPTION TO HAVE THE COMPANY PURCHASE COMPANY STOCK

         Any Participant who receives Company Stock pursuant to Section 8.5, and any person who has received Company Stock from such a Participant by reason of the Participant's death or incompetency shall have the right to require the Company to purchase all Company Stock received in a distribution from the Trust for its current fair market value (hereinafter referred to as the "put option").

The put option shall not apply to the extent that the Company Stock may be sold on an established market in accordance with federal and state securities laws and regulations. The put option shall be exercisable only with respect to the entire distribution of Company Stock received by a Participant from the Trust. The put option shall be exercised by written notice to the Company during the first 60 days after the Company Stock is distributed by the Plan and for a 60-day period commencing one year after the Company Stock is distributed by the Plan, and, if exercised, the Trustee may, in his or her sole discretion, assume the Company's rights and obligation with respect to purchasing the Company Stock. If the Company is required to repurchase Company Stock distributed to a Participant as part of a distribution of a Participant's entire Account within a single taxable year of the Participant, (i) the amount to be paid must be paid in substantially equal periodic payments (not less frequently than annually) over a period beginning not later than 30 days after the exercise of the put option described above and not exceeding five years, and (ii) there must be adequate security provided and a reasonable rate of interest paid on the unpaid amounts referred to in (i) above. If the Company is required to repurchase Company Stock as part of an installment distribution, the amount to be paid for the Company Stock shall be paid not later than 30 days after the exercise of the put option described above. Nothing contained herein shall be deemed to obligate the Company to register any Company Stock under any federal and state securities law or to create a public market to facilitate transferability of Company Stock. The put option herein described may only be exercised by a person described in the first sentence of this Section 8.6 and may not be transferred either separately or together with any Company Stock to any other person.

  8.7    RESTRICTIONS ON PARTICIPANTS' DISPOSITION OF COMPANY STOCK

         Any Participant who receives Company Stock pursuant to Section 8.5, and any person who has received Company Stock from such a Participant by reason of the Participant's death or incompetency shall, prior to any sale or other transfer of the Company Stock, first offer in writing to sell the Company Stock to the Company and the Plan at its fair market value. This restriction shall apply to any non-gratuitous transfer, whether voluntary, involuntary, or by operation of law, except that it shall not apply to a transfer either to a Participant's personal representatives or to the bank or other investment institution receiving the Company Stock in a rollover contribution. This restriction shall also not apply in the event that Company Stock becomes readily tradable on an established market. Either the Company or the Trustee may accept the offer within 14 days after it is delivered. If a Participant who has received Company Stock pursuant to Section 8.5 shall have received a bona fide written offer from a prospective buyer in excess of the current fair market value of the Company Stock as determined according to Section 6.2, then, notwithstanding Section 6.2, the fair market value of the Company Stock shall be the amount of the offer, however, the Plan shall not be permitted to purchase the Company Stock from the Participant. Any Company Stock distributed by the Plan shall bear a conspicuous legend describing the right of first refusal under this Section 8.7 as well as any other restrictions upon the transfer of the Company Stock pursuant to the Company's Certificate of Incorporation, the Company's bylaws, or federal or state securities laws and regulations.

  8.8    BENEFICIARY DESIGNATION

         (a) Death benefits under the Plan shall be paid to the Participant's surviving spouse (1) unless (A) such spouse consents in writing not to receive such benefit and consents to the specific beneficiary designated by the Participant, (B) such consent acknowledges its own effect, and (C) such consent is witnessed by a Plan representative or notary public; or (2) unless the Participant establishes to the satisfaction of a Plan representative either that he or she has no spouse or that his or her spouse cannot be located.

         (b) Except as provided in paragraph (a) above, each Participant shall have the unrestricted right at any time to designate the beneficiary or beneficiaries who shall receive, on or after his or her death, his or her interest in the Trust Fund. Such designation shall be made by executing and filing with the Plan Administrator a written instrument in such form as may be prescribed by the Plan Administrator for that purpose. Except as provided in this Section, the Participant shall also have the unrestricted right to revoke and to change, at any time and from time to time, any beneficiary designations previously made. Such revocations and/or changes shall be made by executing and filing with the Plan Administrator a written instrument in such form as may be prescribed by the Plan Administrator for that purpose. No designation, revocation, or change of beneficiaries shall be valid and effective unless and until filed with the Plan Administrator. If no designation is made, or if the beneficiary named in such designation predecease the Participant, or if the beneficiaries cannot be located by the Plan Administrator, the interest of the deceased Participant shall be paid to the Participant's surviving spouse or, if none, to the Participant's estate.

  8.9    MAILING ADDRESS

         Benefit payments and notifications hereunder to any Participant shall be deemed made when mailed to the last address furnished to the Plan Administrator.

  8.10   DELAY IN BENEFIT DETERMINATION

         If the Plan Administrator is unable to determine the benefits payable to a Participant or Beneficiary on or before the latest date prescribed for payment pursuant to Section 8.2, the benefits shall in any event be paid within 60 days after they can first be determined.

  8.11   ELIGIBLE ROLLOVER DISTRIBUTIONS

         Notwithstanding any provision of the plan to the contrary that would otherwise limit a distributee's election under this Section, a distributee may elect, at the time and in the manner set forth herein, to have any portion of an Eligible Rollover Distribution paid directly to an eligible retirement plan specified by the distributee in an direct rollover. If a distributee elects to receive his or her Distribution of a Participant's Account in cash or a combination of Company Stock and cash, or as described in Section 8.5, is required to receive such distribution in cash, and such distribution is an Eligible Rollover Distribution, the distributee shall receive notice, as more fully described in Section 11.7, of his or her right to request that the distribution be transferred as a Direct Rollover. Such Direct Rollover shall be completed pursuant to the written directions of the distributee. Such written directions shall acknowledge the participant's intention that the distribution be paid to an Eligible Retirement Plan as a Direct Rollover, and must contain the name of the new Trustee and the address of the distributee to which the distribution should be sent. Upon its receipt of the directions, the Plan Administrator shall communicate such directions to the Trustee, who will draw the distribution check payable to the new receiving Trustee. The Plan Administrator and or Trustee shall mail the check payment as soon as is administratively feasible to the distributee at the address listed by the distributee in his or her written directions. It shall be the sole responsibility of the distributee to deliver the distribution check to his or her Trustee within the applicable time period allowed by the Code for tax-free rollovers to Eligible Retirement Plans.

                                   SECTION 9
                                   ---------

                              TOP-HEAVY PROVISIONS
                              --------------------

  9.1    GENERAL

         The following provisions shall apply automatically to the Plan and shall supersede any contrary provisions for each Plan Year in which the Plan is a Top-Heavy Plan. It is intended that this Section shall be construed in accordance with the provisions of Section 416 of the Code.

9.2      DEFINITIONS

         The following definitions shall supplement those set forth in Section 3 of the Plan:

         (a) "Aggregation Group" shall mean:

             (1) each plan (including a frozen plan or a plan that has been terminated during the 60-month period ending on the Determination Date) of the Company or an Affiliated Company in which a Key Employee is a participant;

             (2) each other plan (including a frozen plan or a plan that has been terminated during the 60-month period ending on the Determination Date) of the Company or an Affiliated Company that enables any plan in which a Key Employee participates to meet the requirements of Section 401(a)(4) or 410 of the Code; and

             (3) each other plan (including a frozen plan or a plan that has been terminated during the 60-month period ending on the Determination Date) of the Company or an Affiliated Company that is included by the Company if the Aggregation Group, including such a plan, would continue to meet the requirements of Sections 401(a)(4) and 410 of the Code.

         (b) "Determination Date" shall mean the last day of the preceding Plan Year, except that for the first Plan Year it shall mean the last day of that Plan Year.

         (c) "Key Employee" for any Plan Year shall mean any Employee or former Employee who is a Key Employee for such Plan Year as defined under Section 416(i)(1)(A)(i) of the Code).

         (d) "Key Employee Ratio" shall mean the ratio for any Plan Year, calculated as of the Determination Date of such Plan Year, determined by comparing the amount described in Subsection (d)(1) with the amount described in Subsection (d)(2) after deducting from each such amount any portion thereof described in Subsection (d)(3). The present value of accrued benefits under all qualified defined benefit plans included in the Aggregation Group shall be determined on the basis of the actuarial assumptions used by such plan.

             (1) The amount described in this paragraph (1) is the sum of (A) the aggregate of the present value of all accrued benefits of Key Employees under all qualified defined benefit plans included in the Aggregation Group, (B) the aggregate of the balances in all of the accounts standing to the credit of Key Employees under all qualified defined contribution plans included in the Aggregation Group, and (C) the sum of the amount of any in-service distributions during the period of the five Plan Years ending on the Determination Date and the amount of any other distributions during the one-year period ending on the Determination Date, to or on behalf of any Key Employee for all plans in the Aggregation Group.

             (2) The amount described in this paragraph (2) is the sum of (A) the aggregate of the present value of all accrued benefits of all Participants under all qualified defined benefit plans included in the Aggregation Group, (B) the aggregate of the balances in all of the accounts of all Participants under all qualified defined contribution plans included in the Aggregation Group, and
(C) the sum of the amount of any in-service distribution during the period of five Plan Years ending on the Determination Date, and the amount of any other distributions during the one-year period ending on the Determination Date, to or on behalf of an Participants from all plans in the Aggregation Group.

             (3) The amount described in this paragraph (3) is the sum of (A) all rollover contributions (or fund to fund transfers) to the Plan by an Employee from a plan sponsored by an employer that is not the Company or an Affiliated Company, (B) any amount that would have been included under paragraph
(d)(1) or (d)(2) hereof with respect to any person who has not rendered service to the Company or an Affiliated Company at any time during the one year period ending on the Determination Date, and (C) any amount that is included in paragraph (2) hereof, for or on behalf of, or on account of, a person who is a Non-Key Employee as to the Plan Year of reference but who was a Key Employee as to any earlier Plan Year.

         (e) "Non-Key Employee" shall mean any person who is an Employee or a former Employee of the Company or an Affiliated Company in any Plan Year but who is not a Key Employee as to that Plan Year. The term "Non-Key Employee" shall also include the beneficiaries of such persons.

         (f) "Top-Heavy Plan" shall mean each plan in an Aggregation Group if, as of the applicable Determination Date, the Key Employee Ratio exceeds sixty percent (60%), determined in accordance with Section 416 of the Code.

         Solely for the purpose of determining if the Plan, or any other plan included in a Required Aggregation Group of which this Plan is a part, is top-heavy, the accrued benefit of an Employee other than a Key Employee shall be determined under (A) the method, if any, that uniformly applies for accrual purposes under all plans maintained by the Company and all Affiliated Companies, or (B) if there is no such method, as if such benefit accrued not more rapidly than at the slowest accrual rate permitted under the fractional accrual rate of
Section 411(b)(1)(C) of the Code.

  9.3    MINIMUM CONTRIBUTION FOR NON-KEY EMPLOYEES

         (a) In each Plan Year in which the Plan is a Top-Heavy Plan, each Participant who is a Non-Key Employee (except a Participant who is a Non-Key Employee as to the Plan Year of reference but who was a Key Employee as to any earlier Plan Year) and who is employed by the Company on the last day of such Plan Year shall receive a total minimum Company Contribution (including forfeitures) under the Plan of not less than three percent (3%) of the Participant's Compensation, to a maximum of $210,000 (as adjusted for increases in the cost of living in accordance with Section 401(a)(17)(B) of the Code) of a Participant's Compensation. All such Participants shall receive such minimum Company Contribution regardless of whether the Participant has performed 1,000 Hours of Service for such Plan Year.

         (b) The percentage set forth in Subsection (a) shall be reduced to the percentage at which contributions, including forfeitures, are made (or required to be made) for a Plan Year for the Key Employee for whom such percentage is the highest for that Plan Year. This percentage shall be determined for each Key Employee by dividing the contributions for such Key Employee by his or her Compensation for the Plan Year. All defined contribution plans required to be included in an Aggregation Group shall be treated as one plan for the purpose of this Section; however, this Section shall not apply to any plan that is required to be included in an Aggregation Group if such plan enables a defined benefit plan in the Aggregation Group to meet the requirements of Section 401(a)(4) or 410 of the Code.

         (c) If a Non-Key Employee described in Subsection (a) participates in both a defined benefit plan and a defined contribution plan described in Section 9.2(a)(1) and (2), the Company is not required to provide such Non-Key Employee with both the minimum benefit under the defined benefit plan and the minimum contribution. In such event, the Non-Key Employee shall receive the minimum contribution provided under the defined benefit Top-Heavy Plan.

  9.4    SOCIAL SECURITY

         The Plan, for each Plan Year in which it is a Top-Heavy Plan, must meet the requirements of this Section without regard to any Social Security or similar contributions or benefits.

  9.5    ADJUSTMENT TO VESTING SCHEDULE

         If, for any Plan Year, the Plan is determined to be Top-Heavy ("Top-Heavy Plan Year"), a Participant who has completed at least three (3) years of service with the Company shall have a nonforfeitable right to 100 percent of his or her Account balance derived from Company contributions based upon the following table.

               Years of Service                    Percentage Vested
               ----------------                    -----------------
                 Less than 3                              0%
                  3 or more                             100%

         If the Plan shall cease to be Top-Heavy for any succeeding Plan Year following a Top-Heavy Plan Year, the portion of a Participant's Account that is vested shall be determined according to the vesting schedule set forth in
Section 7.1, provided (i) that all portions of a Participant's Account that became vested during a Top-Heavy Plan Year shall continue to be vested, not withstanding application of the vesting schedule set forth in Section 7.1, and
(ii) if such Participant has more than three Years of Service, such Participant may elect to have his nonforfeitable percentage determined according to the schedule set forth above.

  9.6    CEILING ON INCLUDIBLE COMPENSATION

         If this Plan is determined to be a Top Heavy Plan in any Plan Year, only the first $200,000 (as adjusted for increases in the cost of living in accordance with Section 401(a)(17)(B) of the Code) of a Participant's Compensation shall be taken into account in determining the allocation to the Accounts of such Participant for the Plan Year.

  9.7    EMPLOYEES COVERED BY COLLECTIVE BARGAINING AGREEMENTS

         Sections 9.3 and 9.6 shall not apply with respect to any employee included in a unit of employees covered by a collective bargaining agreement provided that (i) retirement benefits for members of the collective bargaining unit were the subject of good faith bargaining between the Company and the collective bargaining unit and (ii) the Company and the collective bargaining unit have not otherwise agreed to include members of the collective bargaining unit as Participants in the Plan.

                                   SECTION 10
                                   ----------

                                 RULES GOVERNING
                                 ---------------

                      BENEFIT CLAIMS AND REVIEW OF APPEALS
                      ------------------------------------


  10.1   CLAIMS FOR BENEFITS

         Benefits under this Plan shall be paid when properly written application for same is received by the Plan Administrator. In the event that the Participant fails to apply to the Plan Administrator for his or her benefits by his or her Normal Retirement Date or by the date five years after the date upon which his or her employment terminates, if later, the Plan Administrator shall make diligent efforts to locate such Participant.

  10.2   NOTIFICATION BY PLAN ADMINISTRATOR

         Within 60 days after receiving a claim for benefits, the Plan Administrator shall notify the Participant or Beneficiary whether the claim has been approved or denied. If the Plan Administrator denies a claim in any respect, the Plan Administrator shall set forth in a written or electronic notice to the Participant or Beneficiary:

         (a) each specific reason for the denial;

         (b) specific references to the pertinent Plan provisions upon which the denial is based;

         (c) a description of any additional material or information which reasonably could be submitted by the Participant or Beneficiary to support this claim, with an explanation of the relevance of that material or information; and

         (d) an explanation of the claims review procedures described in Section
10.3 and the time limits applicable for such procedure, including a statement of the claimant's right to bring a civil action under Section 502(a) of ERISA following an adverse benefit determination on appeal.

  10.3   CLAIMS REVIEW PROCEDURE

         Within 60 days after receiving notice from the Plan Administrator that his or her claim for benefits has been denied in any respect, the Participant or Beneficiary may file with the Plan Administrator a written notice of appeal setting forth his or her reasons for disputing the Plan Administrator's determination. In connection with the appeal, the Participant or Beneficiary or his or her representative may inspect or purchase copies of pertinent documents and records to the extent not inconsistent with other Participants' and Beneficiaries' right of privacy. Within 60 days after receiving a notice of appeal from a prior determination, the Plan Administrator shall furnish to the Participant or Beneficiary and his or her representative, if any, a written or electronic statement of the Plan Administrator's final decision with respect to his or her claim, which statement shall be drafted in a manner calculated to be understood by the claimant and shall include the specific reasons for the decision; specific references to the pertinent Plan provisions upon which the decision is based; the claimant's right to receive, upon request and free of charge, reasonable access to, and copies of, all documents, records, and other information relevant to the claim for benefits; and the claimant's right to bring a civil action under Section 502(a) of ERISA. In special circumstances, however, the Plan Administrator may extend the response period for up to an additional sixty days, in which it shall notify the claimant prior to commencement of the extension.

                                   SECTION 11
                                   ----------

                             THE PLAN ADMINISTRATOR
                             ----------------------


  11.1   AUTHORITY OF PLAN ADMINISTRATOR

         The Plan Administrator shall have exclusive discretionary responsibility and authority to control and manage the operation and administration of the Plan, including the interpretation and application of its provisions, except to the extent such responsibility and authority are otherwise specifically (a) allocated to the Company or the Trustee under the Plan and Trust Agreement; (b) delegated to other persons by the Company, the Plan Administrator, or the Trustee; or (c) allocated to other parties by operation of law. The Plan Administrator shall have no investment responsibility with respect to the Trust Fund.

  11.2   CONCLUSIVE DETERMINATION OF THE PLAN ADMINISTRATOR

         The Plan Administrator shall have full responsibility and authority to interpret the Plan and such reasonable interpretation, made in good faith, shall be final and conclusive on any Employee, former Employee, Participant, former Participant, and Beneficiary.

  11.3   GENERAL EQUITABLE AUTHORITY TO CORRECT RECORDKEEPING MISTAKES

         Pursuant to the partial list of enumerated powers as set forth in this
Section 11, the Plan Administrator shall have general equitable authority to correct allocation errors, as set forth in Section 4 herein above, made as a result of good faith error(s) in recordkeeping for the Plan.

  11.4   RELIANCE ON TABLES, ETC.

         In administering the Plan, the Administrator shall be entitled, to the extent permitted by law, to rely conclusively upon all tables, valuations, certificates, opinions, and reports that are furnished by any accountant, Trustee, counsel, or other expert who is employed or engaged by the Plan Administrator or by the Company on the Plan Administrator's behalf.

  11.5   IDENTITY OF PLAN ADMINISTRATOR

         The Plan Administrator shall be selected by the Board of Directors of the Company and may be an individual, individuals, or a corporate person. Any individual(s), including but not limited to a director, shareholder, officer, or other employee of the Company, shall be eligible to serve as the Plan Administrator. If the Board of Directors does not designate a Plan Administrator, the Plan Administrator shall be the Company and the Board of Directors may appoint an Administrative Committee to advise the Company in performance of its duties as Plan Administrator. If created, the Administrative Committee shall have three members as appointed from time to time by the Board of Directors. Any individual eligible to become Plan Administrator shall be eligible for appointment to the Administrative Committee. The Administrative Committee shall operate according to rules and procedures similar to those set forth for operation of the Trustee described in Section 12 below. The Board of Directors shall have the power to remove the Plan Administrator and/or members of the Administrative Committee at any time without cause and without notice. The Board of Directors shall notify the Trustee upon removal, resignation, or other replacement of the Plan Administrator and/or members of the Administrative Committee.

  11.6   DUTIES OF PLAN ADMINISTRATOR

         The Plan Administrator shall keep whatever records may be necessary to implement the Plan and shall furnish whatever reports may be required from time to time by the Trustee and whatever information may be necessary properly to administer the Trust. The Plan Administrator shall see to the filing with the appropriate government agencies of all reports and returns required under ERISA and other laws. In addition, the Plan Administrator shall establish reasonable procedures to determine the qualified status of Domestic Relations Orders that relate to the Plan, as provided in Section 414(p) of the Code.

  11.7   RESPONSIBILITIES TO PARTICIPANTS

         The Plan Administrator's responsibilities shall include, but not be limited, to the following. The Plan Administrator shall determine which Employees are to enter the Plan according to the terms of the Plan. The Plan Administrator shall furnish to each Eligible Employee whatever summary plan description, summary annual reports, and other notices and information may be required by ERISA. The Plan Administrator also shall determine when a Participant or his or her Beneficiary qualifies for benefits under the Plan and shall provide for the distribution of benefits in the proper form and amount from the assets of the Trust Fund. The Plan Administrator shall, at least 30 but no more than 90 days prior to making any distribution, including a distribution that qualifies as an Eligible Rollover Distribution according to Section 402(a)(5)(E) of the Code, furnish the recipient of a distribution with the statement required by Section 402(f) of the Code.

  11.8   ESTABLISHMENT OF PARTICIPANTS' ACCOUNTS

         The Plan Administrator shall maintain on its records for each Participant any and all Accounts that may be necessary in connection with participation in the Plan.

  11.9   PLAN EXPENSES

         The reasonable expenses incurred by the Plan Administrator in connection with the operation of the Plan, including, but not limited to, the expenses incurred by reason of the engagement of professional assistants and consultants, shall be expenses of the Plan and shall be payable from the Trust Fund at the direction of the Plan Administrator. The Company shall have the option, but not the obligation, to pay any such expenses, in whole or in part, and, by doing, to relieve the Trust Fund from the obligation of bearing such expenses. Payment of any such expenses by the Company on one occasion shall not bind the Company to pay any similar expenses on any subsequent occasion.

  11.10  INDEMNIFICATION OF THE PLAN ADMINISTRATOR

         Each person who serves as the Plan Administrator and any other person who is an employee or director of the Company or an Affiliated Company shall be indemnified by the Company against expenses (other than amounts paid in settlement to which the Company does not consent) reasonably incurred by him or her in connection with any action to which he or she may be a party by reason of his or her performance of administrative functions and duties under the Plan, except in relationship to matters as to which he or she shall be adjudged in such action to be personally guilty of willful misconduct in the performance of his or her duties. The foregoing right to indemnification shall (i) be in addition to such other rights as the person serving as Plan Administrator may enjoy as a matter of law or by reason of insurance coverage of any kind and (ii) not apply to the extent that such right would contravene applicable state law. Rights granted hereunder shall be in addition to and not in lieu of any rights to indemnification to which the person serving as the Plan Administrator or other person may be entitled pursuant to the Bylaws of the Company.

                                   SECTION 12
                                   ----------

                                 THE TRUST FUND
                                 --------------


  12.1   DESIGNATION OF TRUSTEE

         The Company, by appropriate resolution of its Board of Directors, shall name and designate a Trustee(s) and enter into a Trust Agreement with such Trustee(s). The Company shall have the power, by appropriate resolution of its Board of Directors, to amend the Trust Agreement. All of the assets of the Plan shall be held in trust by the Trustee(s) for use in accordance with this Plan in providing for the benefits hereunder.

  12.2   EXCLUSIVE BENEFIT

         No part of the corpus or income of the Trust Fund shall be used for or diverted to purposes other than for the exclusive benefit of Participants and their Beneficiaries, except as specifically provided in this Plan and in the Trust Agreement.

  12.3   NO INTEREST IN FUND

         No person shall have any interest in, or right to, any part of the assets or income of the Trust Fund, except to the extent expressly provided in this Plan and in the Trust Agreement.

  12.4   TRUSTEE(S) TO BE FIDUCIARY

         The Trustee(s) shall be a fiduciary with respect to management and control of Trust Assets and shall have exclusive and sole responsibility for the custody and investment thereof in accordance with the Trust Agreement.

  12.5   INVESTMENTS

         (a) The Trustee(s) shall invest each Participant's Company Contribution Account in an investment medium dedicated to Company Stock, except as set forth in Section 12.6 and except as otherwise prudent and necessary. All contributions allocated to Participants' Company Contribution Accounts and not invested in Company Stock or pursuant to Section 12.6 shall be held by the Trustee in cash or cash instruments. Such investments acquired in the manner prescribed by the Plan shall be held by or for the Trustee.

         (b) If the Trustee(s) shall receive a tender for all or a portion of the Company Stock held by the Plan from any person other then the Company, the Trustee(s) shall communicate the tender, along with all accompanying materials to Plan Participants. The Trustee(s) shall also provide Plan Participants with such information, including the opinions of professional advisors as may be engaged by the Trustee(s) in his or her discretion, as shall be necessary for Participants to make an informed decision with respect to such tender. Each Participant in the Plan shall direct the Trustee(s) as to voting of shares of Company Stock held in his or her Account in the Trust and not held in the Unallocated Stock Account with respect to such tender offer. Such direction shall be made upon a proxy form upon which directions may be indicated to the Trustee(s). Each Participant shall have one vote for each share of Company Stock in his or her Account. The Trustee shall vote such allocated shares of Company Stock as instructed by Participants. Allocated shares for which no direction is received shall not be voted. Fractional shares of Company Stock for which direction is received shall be combined to the extent practicable to reflect Participant's directions. The Trustee(s) shall vote the Company Stock held in the Unallocated Stock Suspense Account with respect to such tender offer in his or her discretion. The decision as to whether to tender all or a portion of the shares of Company Stock held by the Plan shall be made according to a majority of the votes cast with respect to such tender offer. Subject to a vote in favor of such tender (if such tender offer is not from the Company) and subject to any restrictions on transfer of Company Stock contained in the Certificate of Incorporation or the bylaws of the Company, the Trustee(s) may sell shares of the Company Stock to any person (including the Company) provided that any such sale must be made at a price not less favorable to the Plan than fair market value.

  12.6   PARTICIPANT DIVERSIFICATION OF INVESTMENTS

         (a) Notwithstanding any provision to the contrary, a Participant who is a Qualified Participant may elect, within 90 days after the last day of each Plan Year in his or her Qualified Election Period, to direct the investment of twenty-five percent (25%) (or fifty percent (50%) with respect to the last year of the qualified election period) of the sum of (A) the value of his or her Accounts, determined as of the Valuation Date coincident with the last day of the preceding Plan Year, plus (B) the aggregate amount of distributions paid to the Participant during his or her Qualified Election Period. The amount of the Participant's account a Participant may direct shall be reduced by the aggregate amount of distributions paid to the Participant during his or her Qualified Election Period.

         The Participant shall make an election under this Section in writing on a form to be prescribed by the Plan Administrator.

         (b) For purposes of this Section 12.6, "Qualified Participant" shall mean any Participant who has attained age 55 and who has ten Years of Service under this Plan, and "Qualified Election Period" shall mean the six-Plan Year period beginning with the Plan Year in which the Participant becomes a qualified participant.

         (c) A Qualified Participant who makes an election under subparagraph
(a) to direct a portion of his or her Account under the Plan shall either: (1) be offered the opportunity to invest the diversified portion in at least three investment options under the Plan other than investment in Company securities; or (2) shall receive, upon the Participant's written consent, the directed portion as a distribution under the Plan. Any investment or distribution under this Section shall be made within 90 days after the last day of the 90-day election period described above in which the Participant elects to receive a distribution.

  12.7   VOTING OF COMPANY STOCK

         The Trustee shall vote all shares of Company Stock held by the Plan in the Unallocated Stock Suspense Account with respect to all corporate matters upon which Company shareholders are entitled or permitted to vote. Voting rights under Company Stock which is held by the Trustee for a Participant's Account shall be exercised by the Trustee, except as provided below.

         With respect to approval or disapproval of any corporate merger or consolidation, recapitalization, reclassification, liquidation, dissolution, sale of substantially all assets of a trade or business, or such similar transactions as are prescribed in regulations under the Code, each Participant shall be entitled to vote the shares of Company Stock allocated to his or her Account, and he or she shall be given notice, either in person or by certified mail, of the following:

         (a) the matter to be decided;

         (b) that he or she is entitled to direct the Trustee as to the manner of voting the Company Stock allocated to his or her Account; and

         (c) the procedure to be followed to exercise his or her voting rights.

         If, pursuant to such notice, voting instructions are not received by the Trustee, the shares shall be voted by the Trustee.

  12.8   DELEGATION OF RESPONSIBILITIES OF TRUSTEE

         The Trustee may appoint from its number such subcommittees with such powers as the Trustee shall determine; may delegate to one or more of its number or to any agent such administrative duties as they may deem advisable; may authorize one or more of their number or any agent to execute or deliver any written instructions, requisitions, orders, notices, or other instruments or make any payment on its behalf; and may employ counsel and agents and obtain such clerical and accounting assistance as the Trustee may deem advisable in carrying out the provisions of the Plan.

  12.9   TRUSTEE PROCEDURES

         The Trustee shall hold meetings upon such notice, at such place or places and at such time or times as it may from time to time determine, and a majority of persons constituting the Trustee shall constitute a quorum. The decision of the Trustee at any meeting at which a quorum is present shall be made by a majority vote of the members present. The action of a majority of the individuals constituting the Trustee expressed in writing without a meeting shall constitute the action of the Trustee and shall have the same effect for all purposes as if assented to by all such individuals. No bond or other security shall be required of any Trustee in such capacity in any jurisdiction unless otherwise required by law. The Trustee shall maintain written minutes of all meetings of the Trustee.

         All findings, determinations, and decisions of the Trustee shall be reflected in the minutes of the meetings of the Trustee or otherwise reduced to writing, and all such findings, determinations, and decisions shall be binding and conclusive upon the Participants, their Beneficiaries, other employees, and the Company.

  12.10  LIABILITY OF TRUSTEE

         The Trustee and all persons employed by the Company who are engaged in administering the Plan shall be entitled to rely upon all valuations, certificates, and reports furnished by other Trustee, an accountant on behalf of the Trust, or by an Independent Appraiser selected by the Trustee and upon all opinions given by any legal counsel selected by the Trustee. The Trustee, the Company, and its officers and directors and all persons employed by the Company who are engaged in administering the Plan (a) shall be fully protected with respect to any action taken by them in good faith which is based upon such valuation, certificate, report, or opinion and all actions so taken shall be conclusive and binding upon all persons under the Plan; and (b) shall not be personally liable by reason of any instrument made or executed by them or on their behalf or in the course of administering the Plan or for any mistake of judgment made by them or any other person, or for any neglect, omission, or wrongdoing of any other person or for any loss to the Plan unless resulting from their own willful misconduct.

 12.11   INDEMNIFICATION

         The Trustee and each director and officer of the Company shall be indemnified by the Company to the extent permitted by law against all expenses (including costs and attorneys' fees) actually and necessarily incurred or paid by him or her in connection with the defense of any action, suit, or proceeding in any way relating to or arising from the Plan to which he or she may be made a party by reason of his or her being or having been a Trustee, director, or officer or by reason of any action or omission or alleged action or omission by him in such capacity, and against any amount or amounts which may be paid by him (other than to the Company) in reasonable settlement of any such action, suit, or proceeding, where it is in the interest of the Company that such settlement be made. In cases where such action, suit, or proceeding shall proceed to final adjudication, such indemnification shall not extend to matters as to which it shall be adjudged that such Trustee, director, or officer is liable for willful misconduct in the performance of his duties as such. The right of indemnification herein provided shall not be exclusive of other rights to which any Trustee, director, or officer may now or hereafter be entitled, shall continue as to a person who has ceased to be a Trustee, director, or officer and shall inure to the benefit of the heirs, executors, and administrators of such Trustee, director, or officer.

                                   SECTION 13
                                   ----------

                                ACQUISITION LOANS
                                -----------------


  13.1   ACQUISITION LOAN FOR FINANCING PURCHASE OF COMPANY STOCK

         The Trustee(s) may incur Acquisition Loans from time to time to finance the acquisition of Company Stock or to repay a prior Acquisition Loan. An installment obligation incurred in connection with the purchase of Company Stock shall be treated as an Acquisition Loan. An Acquisition Loan shall be for a specific term, shall bear a reasonable rate of interest, and shall not be payable on demand except in the event of default, provided that the default provisions under such Acquisition Loan comply with exempt loan regulations issued under Section 4975(d)(3) of the Code. An Acquisition Loan shall be without recourse against the Plan. The only Trust Assets that may be given as collateral on an Acquisition Loan are Financed Shares acquired with the proceeds of the Acquisition Loan and Financed Shares pledged as collateral on a prior Acquisition Loan repaid with the proceeds of the current Acquisition Loan. No person entitled to payment under an Acquisition Loan shall have any right to Trust Assets other than collateral given for such Acquisition Loan, contributions made under this Plan to meet the Plan's obligations under such Acquisition Loan, and earnings attributable to the collateral or to investment of such contributions. If an Acquisition Loan is an Exempt Loan, the Acquisition Loan Documents must provide for a transfer of Trust Assets on default only upon and to the extent of the failure of the Trust to meet the payment schedule of the Acquisition Loan. Any pledge of Financed Shares must provide for the release of the shares so pledged as payments on the Acquisition Loan are made and such Financed Shares are allocated to Participants' Company Stock Accounts under
Section 6.4. The Trustee shall use Company Contributions and earnings attributable to Company Contributions (including cash dividends received on Financed Shares to the extent described in Section 6.5, including both dividends paid on unallocated Financed Shares and dividends paid on allocated Financed Shares, that the Trustee determines should be applied to repayment of the Acquisition Loan related to such Financed Shares) to make payments of principal and/or interest on any Acquisition Loan.

  13.2   RELEASE OF FINANCED SHARES

                  Any Financed Shares acquired by the Trust shall initially be credited to the Unallocated Stock Suspense Account and shall be allocated to the Company Stock Accounts of Participants only as payments on the Acquisition Loan are made by the Trustee. The number of Financed Shares to be released from the Unallocated Stock Suspense Account for allocation to Participants' Company Stock Accounts for each Plan Year shall be the number of Financed Shares held in the Unallocated Stock Suspense Account immediately before the release for the current Plan Year multiplied by a fraction, the numerator of which is the amount of principal paid on the Acquisition Loan for that Plan Year and the denominator of which is the sum of the numerator and the total of all payments of principal on that Acquisition Loan to be paid during the remaining term of the Acquisition Loan.

         Notwithstanding the foregoing, the release method described shall be used only if:

             (1) the Acquisition Loan provides for annual payments of principal and interest at a cumulative rate that is not less rapid at any time than level annual payments of such amounts for ten years;

             (2) interest included in any payment on the Acquisition Loan is disregarded only to the extent that it is interest determined under standard loan amortization tables; and

             (3) the sum of the expired duration of an Acquisition Loan, the renewal period, the extension period, and the duration of a new Acquisition Loan does not exceed 10 years by reason of a renewal, extension, or refinancing of an Acquisition Loan.

         If any of these three conditions are not met, then, notwithstanding the foregoing, the numerator of the fraction above shall be the amount of principal and interest paid on the Acquisition Loan for that Plan Year and the denominator shall be the sum of the numerator and the total of all payments of principal and interest on that Acquisition Loan to be paid during the remaining term of the Acquisition Loan. The Plan Administrator may also designate, by certificate provided to the Trustee after the Trust has entered into an Acquisition Loan but prior to release of stock resulting from repayment of such Acquisition Loan, that the release method shall be according to payments of principal and interest rather than principal only. Such certificate shall be binding upon the Trustee.

  13.3   COMPANY STOCK ACQUIRED THROUGH AN ACQUISITION LOAN

         Company Stock acquired with the proceeds of an Acquisition Loan shall not at that time or any time thereafter be subject to any put, call, option, buy-sell, or other similar arrangement, other than the put option described in
Section 8.6 and the right of first refusal described in Section 8.7. This restriction and the put option described in Sections 8.6 and 8.7 shall continue notwithstanding termination of this Plan or termination of the status of this Plan as an ESOP. If a Participant's account is forfeited under Section 7.2, any financed shares allocated to a Participant's Account under Section 13.2 shall be forfeited only after other assets have been forfeited.

                                   SECTION 14
                                   ----------

                            NO ASSIGNMENT OF BENEFITS
                            -------------------------


  14.1   NO ASSIGNMENT OF BENEFITS

         A Participant's Account or his or her entitlement to receive any benefit under the Plan may not be anticipated, assigned (either at law or in equity), alienated, or subject to attachment, garnishment, levy, execution, or other legal or equitable process, except (i) in accordance with a Qualified Domestic Relations Order; (ii) pursuant to a federal levy under Section 6331 of the Code; or (iii) an amount a Participant is ordered or required to pay to the Plan under a judgment, order, decree, or settlement agreement that is described in and complies with Section 401(a)(13)(C) of the Code.

  14.2   QUALIFIED DOMESTIC RELATIONS ORDERS

         A person other than a Participant or his or her Beneficiary may acquire an interest in the Participant's benefits pursuant to a Qualified Domestic Relations Order. Upon receipt of a Domestic Relations Order, the Plan Administrator shall promptly notify the Participant and any Alternate Payee named in such order of the receipt of such order and the Plan's procedures for determining the qualified status of Domestic Relations Orders. Within a reasonable period after receipt of such order (but in no event longer than eighteen months) the Plan Administrator shall notify the Participant and each Alternate Payee of its determination. Pending such determination the Plan Administrator shall direct the Trustee to segregate the assets subject to such order in either a separate account in the Trust Fund or in an escrow account. At the conclusion of the 18-month period (or on such earlier date as the determination of qualified status has been made) the assets subject to the order shall be paid pursuant to the terms of the order provided the order is qualified. If the Domestic Relation Order is not qualified (or no determination can be made within such time period) the assets shall be paid in the same manner as if the Domestic Relations Order had not been issued. The Plan Administrator shall establish reasonable procedures to implement the requirements of this
Section 14.2.

                                   SECTION 15
                                   ----------

                            FIDUCIARY RESPONSIBILITY
                            ------------------------


  15.1   NAMED FIDUCIARY

         The Plan Administrator, the Trustee, and the Company shall be the Named Fiduciaries for the Plan within the meaning of Section 402(a) of ERISA.

  15.2   BONDING OF FIDUCIARIES

         The Plan Administrator shall insure that the Trustee and all other Plan fiduciaries handling funds are bonded in accordance with Section 412 of ERISA.

  15.3   RESPONSIBILITY OF FIDUCIARIES

         Any Fiduciary with respect to the Plan shall discharge his or her duties solely in the interests of Participants and Beneficiaries for the exclusive purpose of providing benefits to Participants and Beneficiaries and defraying reasonable expenses of the Plan. In addition, any Fiduciary with respect to the Plan shall discharge his or her duties with the care, skill, prudence, and diligence under the circumstances then prevailing that a prudent person acting in a like capacity and familiar with such matters would use in the conduct of an enterprise of like character and with like aims.

                                   SECTION 16
                                   ----------

                               FUTURE OF THE PLAN
                               ------------------


  16.1   POSSIBILITY OF AMENDMENT OR TERMINATION

         As future conditions cannot be foreseen, the Company reserves the right to amend or terminate this Plan (in whole or in part) and the Trust Agreement at any time, by action of its Board of Directors. Neither amendment or termination of the Plan shall retroactively reduce the accrued benefits or vested rights of Participants nor permit any part of the Trust Assets to be diverted to or used for any purpose other than for the exclusive benefit of the Participants (and their Beneficiaries).

         The Company specifically reserves the right to amend the Plan and the Trust Agreement retroactively to satisfy any applicable requirements of the Code and ERISA.

         The Company further reserves the right to terminate the Plan in the event of a determination by the Internal Revenue Service (after a timely Application for Determination is filed by the Company) that the Plan initially fails to satisfy the applicable requirements of Section 401(a) of the Code. In that event, all Trust Assets shall (upon written direction of the Company) be returned to the Company, the Plan and the Trust shall terminate.

16.2     VESTING UPON TERMINATION

         If the Plan is terminated (or partially terminated), participation of Participants affected by the termination shall end. The Accounts of Participants affected by the termination shall be fully vested and nonforfeitable. After termination of the Plan, the Trust shall be maintained until the Accounts of all Participants have been distributed. Accounts may be distributed following termination of the Plan or in accordance with Section 8 at the discretion of the Company.

  16.3   MERGER OR CONSOLIDATION

         In the event of the merger or consolidation of this Plan with another plan, or the transfer of Trust Assets (or liabilities) to another plan, the Account balances of each Participant immediately after such merger, consolidation, or transfer must be at least as great as immediately before such merger, consolidation, or transfer (as if the Plan had then terminated).

  16.4   COMPLETE DISCONTINUANCE OF CONTRIBUTIONS

         In the event of a complete discontinuance of contributions under the Plan, each Participant's account under the Plan shall be completely vested and nonforfeitable as of such date.

                                   SECTION 17
                                   ----------

                               GENERAL PROVISIONS
                               ------------------


  17.1   NO EMPLOYMENT RIGHTS

         Neither the action of the Company in establishing the Plan, nor any provisions of the Plan, nor any action taken by the Company or by the Plan Administrator shall be construed as giving to any Employee of the Company the right to be retained in its employ, or any right to payment except to the extent of the benefits provided in the Plan to be paid from the Trust Fund.

  17.2   SOURCE OF BENEFITS

         All benefits payable under the Plan shall be paid or provided solely from the Trust Fund, and the Company assumes no liability or responsibility therefor.

  17.3   GOVERNING LAW

         Except to the extent superseded by ERISA, all questions pertaining to the validity, construction, and operation of the Plan shall be determined in accordance with the laws of the Commonwealth of Pennsylvania.

  17.4   INCAPACITY

         If the Plan Administrator deems any Participant or Beneficiary who is entitled to receive benefits hereunder incapable of receiving or disbursing the same by reason of age, illness, or infirmity or incapacity of any kind, the Plan Administrator may direct the Trustee to apply such payments directly for the comfort, support, and maintenance of such Participant or Beneficiary, or to pay the same to any responsible person caring for the Participant or Beneficiary who is determined by the Plan Administrator to be qualified to receive and disburse such payments for the Participant's or Beneficiary's benefit; and the receipt of such person shall be a complete acquittance for the payment of the benefit. Payments pursuant to this Section shall be complete discharge to the extent thereof of any and all liability of the Company, the Plan Administrator, the Trustee, and the Trust Fund.

  17.5   ADOPTION OF PLAN BY AFFILIATED COMPANIES

         Any Affiliated Company presently existing or hereafter acquired may, with the consent of the Company, adopt this Plan and the Trust created hereunder. In the event that a Participant is transferred from the Company to an Affiliated Company that has adopted this Plan or from an Affiliated Company that has adopted this Plan to the Company, the Participant shall retain his or her Account under the Plan and all credits for service under the Plan.

                                   SECTION 18
                                   ----------

                                    EXECUTION
                                    ---------


         To record the adoption of the Plan, as amended and restated, the Company has caused this document to be executed on this 1st day of June 2005.




                                      NORTH PENN BANCORP, INC.


                                      By:  /s/ Frederick L. Hickman
                                           ------------------------------------